UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 15, 2007

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02.              Results of Operations and Financial Condition

                The Company issued a press release dated March 15, 2007, announcing its financial results for the quarter and year ended December 31, 2006.  The full text of the press release is set forth in Exhibit 99.1 attached hereto.  The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

                The information in this Item 2.02 and attached as Exhibit 99.1 to this Report will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  This information will not be incorporated by reference into any filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Section 5 — Corporate Governance and Management

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors;

                                                                                                Appointment of Principal Officers

                (b)           On March 15, 2007, Alan B. Glassberg, M.D. resigned as a Chief Medical Officer of the Company to pursue other commitments.  Dr. Glassberg will serve on the Company’s Clinical Advisory Board and will provide consulting services to the Company.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

99.1   Press release dated March 15, 2007

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: March 19, 2007	By:	/s/ Anna L. Wight
Name: Anna L. Wight
Title: Vice President-Legal

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 15, 2007